EXHIBIT 99.2

NEWS RELEASE

Ivanhoe Energy Completes Transfer of China’s Zitong Block to Shell China

The Company takes further steps on focused path to value creation

Note:  All figures are quoted in U.S. dollars unless otherwise noted.

CALGARY, CANADA (December 27, 2012) – Ivanhoe Energy Inc. (TSX: IE; NASDAQ: IVAN) announced today that through its wholly-owned subsidiary Sunwing Zitong Energy (Sunwing), it has completed the previously announced transfer of the Company’s participating interest in the Contract for Exploration, Development and Production in the Zitong Block (Petroleum Contract) to Shell China Exploration and Production Co. (Shell).

In exchange for Sunwing’s interest in the Zitong Petroleum Contract, the Company will receive total pre-tax cash proceeds of $105 million.  Initial pre-tax proceeds of approximately $96 million were delivered on closing.  Per the terms of the transaction, the Company will receive two remaining components of the proceeds as follows:
—
the remaining portion of the $85 million recoverable past costs supported by the 2012 seismic program, once China National Petroleum Corporation (CNPC) completes its annual cost recovery audit for 2012 expenditures; and,

—	$5.1 million representing a customary holdback of 5 per cent of gross proceeds payable in six months.

With the completion of the transaction, Shell will assume the obligations under the Supplementary Agreement and will replace the Company’s performance bond with its own. As a result, the collateral for that performance bond, currently presented as restricted cash on the Company’s balance sheet, will be released.

The closing of this transaction, and the recently closed divestiture of Pan-China Resources announced on December 17, 2012, will provide Ivanhoe Energy with available pre-tax working capital of $170 million.  Within the next 30 days the Company will retire the $50 million bridge loan outstanding as well as the $10 million owed to Ivanhoe Capital. This will leave Ivanhoe Energy debt-free, other than the CAD$73 million convertible debentures which will mature on June 30, 2016.

“In 2012, Ivanhoe Energy has taken significant steps to focus the Company, and enhance our liquidity.  We now have a healthy balance sheet, and in 2013 we will be focused on making substantial progress in the commercialization of our Heavy to Light (HTL) technology, and developing the Tamarack Project in Canada and Block 20 in Ecuador,” said Carlos A. Cabrera, Ivanhoe Energy's Executive Chairman.

Ivanhoe Energy is an independent international heavy oil exploration and development company focused on pursuing long-term growth in its reserves and production using advanced technologies, including its proprietary heavy oil upgrading process (HTLTM). Core operations are in Canada, United States, Ecuador, China and Mongolia, with business development opportunities worldwide. Ivanhoe Energy trades on the Toronto Stock Exchange with the ticker symbol IE and on the NASDAQ Capital Market with the ticker symbol IVAN.

For more information about Ivanhoe Energy Inc. please visit www.ivanhoeenergy.com.

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, but are not limited to the potential for commercialization and future application of the heavy oil upgrading technology and other technologies, statements relating to the continued advancement of Ivanhoe Energy's projects, statements relating to the timing and amount of proceeds of agreed upon and contemplated disposition transactions, statements relating to anticipated capital expenditures,  statements relating to the timing and success of regulatory review applications, and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential," "should," and similar expressions relating to matters that are not historical facts are forward-looking statements.  Although Ivanhoe Energy believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements.  Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company's projects will experience technological and mechanical problems, new product development will not proceed as planned, the HTLTM technology to upgrade bitumen and heavy oil may not be commercially viable, geological conditions in reservoirs may not result in commercial levels of oil and gas production, the availability of drilling rigs and other support services, uncertainties about the estimates of reserves, the risk associated with doing business in foreign countries, environmental risks, changes in product prices, our ability to raise capital as and when required, our ability to complete agreed upon and planned asset dispositions, competition and other risks disclosed in Ivanhoe Energy's 2011 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on EDGAR and the Canadian Securities Commissions on SEDAR.

For further information contact:

Hilary McMeekin
Manager, Corporate Communications
(403) 817 1108
hmcmeekin@ivanhoeenergy.com